UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MRV COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

Spencer Capital Opportunity Fund, LP
Spencer Capital Management, LLC
Spencer Capital Partners, LLC
Kenneth H. Shubin Stein
Value Fund Advisors, LLC
Boston Avenue Capital, LLC
Yorktown Avenue Capital, LLC
Charles M. Gillman
Mark Crockett
Kiril Dobrovolsky
Christopher Downie
Raul Martynek
Michael McConnell
Mark Stolper
Jack Whelan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALUE INVESTORS FOR CHANGE

October 7, 2009

Dear Fellow Stockholders:

The participants in this solicitation (collectively, “Value Investors for Change”) are investors who seek to encourage companies to create, preserve and enhance long-term value for their stockholders, the true owners of America’s public companies. For the reasons set forth in the enclosed Proxy Statement, Value Investors for Change does not believe that the board of directors (the “Board”) of MRV Communications, Inc. (“MRVC” or the “Company”) is acting in the best interests of its stockholders.

Here, we seek to replace the current, ineffective Board of MRVC with a new board of highly qualified, independent directors committed to realizing for all MRVC stockholders the fullest potential of their investments. For the reasons set forth in part below and more fully discussed in the enclosed Proxy Statement, Value Investors for Change does not believe that the Board of MRVC is acting in the best interests of its stockholders.

MRVC has not held an annual meeting of stockholders since May 29, 2007 and during this time has wiped away a substantial amount of stockholder value. In fact, as of the date of this letter, the Company has not filed any Form 10-Qs with the Securities and Exchange Commission for any periods since the quarter ended March 31, 2008 and has not yet filed a Form 10-K for the fiscal year ended December 31, 2008. We have pursued legal action to ensure that the Company holds its annual meeting in a timely manner as required under Delaware law. We believe that the failure of the Company’s current Board to competently advise and oversee senior management has led to a serious loss of confidence on the part of the Company’s stockholders and the investment community, and are therefore seeking your support at the 2009 annual meeting of stockholders scheduled to be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Wednesday, November 11, 2009, at 3:00 P.M. Pacific Time (the “Annual Meeting”).

We are seeking your support at the Annual Meeting to take the following actions:

(1)	to elect the eight (8) nominees proposed by Boston Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, on behalf of Value Investors for Change, to serve on the Board (our “Nominees”);

(2)	to vote in the manner you indicate with respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(3)	to vote in our discretion on such other matters as may properly come before the Annual Meeting.

We think you will agree that the Board needs new voices providing a fresh perspective on the future direction of the Company. The time has come for a Board that is committed to further implementing and fully embracing long overdue corporate governance reforms and exploring all opportunities to maximize stockholder value. We believe that our Nominees bring the necessary skill, experience and energy to the Board that will enable them to successfully pursue these objectives. If elected, our Nominees will not only strive to be catalysts for needed change but they will also not receive any cash compensation from the Company for their service on the Board.

Value Investors for Change is seeking your support at the Annual Meeting. Please read the enclosed Proxy Statement carefully for more detailed information about our Nominees.

On behalf of Value Investors for Change,

Boston Avenue Capital, LLC
Spencer Capital Opportunity Fund, LP

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, OR NEED ADDITIONAL COPIES OF VALUE INVESTORS FOR CHANGE’S PROXY MATERIALS, PLEASE CALL OUR PROXY SOLICITOR,
OKAPI PARTNERS LLC, AT THE PHONE NUMBERS LISTED BELOW.

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

ANNUAL MEETING OF THE STOCKHOLDERS

OF

MRV COMMUNICATIONS, INC.

PROXY STATEMENT

OF

BOSTON AVENUE CAPITAL, LLC

SPENCER CAPITAL OPPORTUNITY FUND, LP

The participants in this solicitation (collectively, “Value Investors for Change”) are concerned about what we believe are a series of errors made by the board of directors (the “Board”) of MRV Communications, Inc. (“MRVC” or the “Company”) that contributed to the extensive decline in the stock price of MRVC and the associated destruction of stockholder value. Value Investors for Change believes significant changes to the composition of the Board are imperative to ensure that the Company is managed in a manner consistent with the best interests of all stockholders. Value Investors for Change does not believe that the current Board has been an effective steward for the Company’s stockholders.

We believe an engaged and proactive Board is vital to serve the best interests of the stockholders. Value Investors for Change is therefore seeking your support at the 2009 annual meeting of stockholders scheduled to be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Wednesday, November 11, 2009, at 3:00 P.M. Pacific Time (the “Annual Meeting”), to elect the Funds’ (defined below) slate of eight director nominees to the Board (our “Nominees”) in opposition to the Company’s incumbent directors.

This proxy statement (the “Proxy Statement”) and the enclosed WHITE proxy card are being furnished to the Company’s stockholders by Value Investors for Change in connection with the solicitation of proxies for the following:

(1)	to vote “FOR” our Nominees to serve as the directors on the Board;

(2)	to vote in the manner you indicate with respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(3)	to grant the proxy holders discretion to vote on all other matters as may properly come before the Annual Meeting.

Boston Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP (collectively, the “Funds”) and Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Kenneth H. Shubin Stein, MD, CFA, Value Fund Advisors, LLC, Yorktown Avenue Capital, LLC, Charles M. Gillman, Mark Crockett, Kiril Dobrovolsky, Christopher Downie, Raul Martynek, Michael McConnell, Mark Stolper and Jack Whelan are the “participants” comprising Value Investors for Change. As of October 5, 2009 the Funds were the record and beneficial owners of an aggregate of 1,982,085 shares of common stock of the Company, which currently represents approximately 1.25% of the issued and outstanding common stock of the Company, all of which shares will be entitled to vote at the Annual Meeting. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting will be September 28, 2009 (the “Record Date”). According to the Company, as of the Record Date, there were 158,960,218 shares of common stock of the Company, par value $0.0017 per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is 20415 Nordhoff Street, Chatsworth, California 91311.

IMPORTANT

VALUE INVESTORS FOR CHANGE URGES YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT AND THEN SUPPORT VALUE INVESTORS FOR CHANGE’S EFFORTS BY USING THE WHITE PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF OUR NOMINEES.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF MRVC CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE THE WHITE PROXY CARD FOR OUR NOMINEES.

THIS SOLICITATION IS BEING MADE BY VALUE INVESTORS FOR CHANGE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF MRVC. OTHER THAN AS DISCLOSED IN THIS PROXY STATEMENT, VALUE INVESTORS FOR CHANGE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, OF WHICH WE ARE NOT AWARE, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE MEETING BY (1) SUBMITTING A REVOCATION LETTER WITH A LATER DATE THAN YOUR PROXY CARD; (2) DELIVERING A SECOND SIGNED PROXY CARD DATED LATER THAN THE FIRST SIGNED PROXY CARD; OR (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. VALUE INVESTORS FOR CHANGE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN
VOTING YOUR WHITE PROXY CARD, PLEASE CALL:

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
November 11, 2009

The proxy materials are available at
http://www.myproxyonline.com/okapimaterials

REASONS FOR THE SOLICITATION

Value Investors for Change believes that the Company has a valuable franchise and a strong market position. However, we believe this value has been masked and the Company’s potential remains unrealized due to the Board’s lack of effective oversight and appropriate corporate governance policies.

Our Nominees will provide new independent voices in the Company’s boardroom and they will seek to start the process of rebuilding stockholder value. Our Nominees are committed to fully implementing and embracing long overdue corporate governance reforms.

We do not believe the current directors serving on the Board are acting in the best interests of stockholders and are concerned that this Board will fail to take the steps we believe are necessary to preserve stockholder value.

Fate of the Company’s remaining cash balance

This Annual Meeting may be the only opportunity for stockholders to determine the fate of MRVC’s substantial remaining cash balance (this amount was $73.7 million as of June 30, 2009, including short-term investments, as per the Company’s press release attached as an exhibit to its Form 8-K filed on July 27, 2009). Actions and statements by the Company indicate that the existing management and Board are prepared to ignore the best interests of the Company’s stockholders. Indeed, their track record of negative operating cash flows over the past several years is reflective of the same. If the incumbent Board and management are not replaced at this Annual Meeting, stockholders may not only lose any hope of determining the fate of MRVC’s remaining cash reserves, but also will likely have their share value further eroded. If elected to the Board, none of our Nominees intend to accept any cash fees from the Company. The Funds’ only interest here is as a stockholder.

Deficient Corporate Governance Procedures; Recent Options Scandal

The Company continues to be embroiled in an options scandal. We believe the Board was in need of change even before the current scandal broke, but the options scandal has served to underscore the need for urgent reform.

According to a press release issued by the Company on June 5, 2008, beginning in the middle of 2006 through early 2007, MRVC conducted an informal review of its share-based award practices and concluded that there was no evidence that grant dates of options were designed to occur on dates with more favorable exercise prices (i.e., on dates with lower market prices). Given subsequent events, it appears though that this review, which lasted over six months, was inadequate and did not discover certain inappropriate practices which had taken place. During this lengthy investigation and after its completion, the Company filed numerous quarterly reports and an annual report on Form 10-K for the fiscal year ended December 31, 2007, certifying to the accuracy of those financial statements. Well after this investigation and after these filings, management then determined that the conclusions reached from the earlier review were incorrect with respect to certain options granted during the period from 2002 through the first quarter of 2004. The Board determined that the financial statements for the periods from 2002 to 2008 and the related reports of MRVC’s independent public accountants, earnings press releases, and similar communications previously issued by MRVC should not be relied upon as a consequence of the pending restatement of its historical financial statements. Even though it has been over a year since the press release announcing this major problem for the Company was issued and the Commission announced that it would not recommend any enforcement action against the Company regarding historical stock option grants (as disclosed in the Company’s Form 8-K filed with the Commission on August 31, 2009), as of October 6, 2009, no restatements of the Company’s financial statements have been filed.

As a result of these actions,

•	the Company has been unable to file its annual report on Form 10-K for the year ended December 31, 2008 (as disclosed in the Company’s Form 8-K filed with the Commission on June 15, 2009);

•

the Company has been unable to file its quarterly reports on Form 10-Q for the periods ended June 30, 2008, September 20, 2008, March 31, 2009 and June 30, 2009 (as disclosed in the Company’s Form 8-K filed with the Commission on June 15, 2009);

•

the Company has received 5 determination letters from NASDAQ informing the Company that it would be subject to delisting as a result of its failure to timely file its financial statements (as disclosed in the Company’s Form 8-K filed with the Commission on May 19, 2009) and, on June 17, 2009, NASDAQ suspended the listing of the Company’s common stock from the NASDAQ Stock Market as a result of the Company’s failure to file such financial statements (as disclosed in the Company’s Form 8-K filed with the Commission on June 19, 2009);

•

on August 20, 2009, the NASDAQ Stock Market filed a notice initiating the delisting of the Company’s common stock (as disclosed in the Form 25 filed by NASDAQ with the Commission on August 20, 2009), which delisting became effective on August 31, 2009; and

•	the Company faces various lawsuits related to its stock option practices.

These option grants raise serious questions about the Board’s judgment and apparent disregard for the interests of stockholders. Such behavior raises significant doubts about the integrity of the Board.

Although, as of October 6, 2009, the Company has not filed any financial statements for any period since the quarterly period ended March 31, 2008, the Company may file its financial statements prior to the Annual Meeting. If the Company is able to file financial statements prior to the Annual Meeting, we believe that the failure to do so for such a long period of time has been detrimental to the value of the Company’s stock price.

Mishandling of the Acquisition of Fiberxon

On June 26, 2007, the Company amended an Agreement and Plan of Merger between affiliates of the Company and Fiberxon, Inc. that was initially entered into on January 26, 2007 (the “Merger Agreement”) to, among other things, remove as a condition precedent for the consummation of the merger that Fiberxon, Inc. deliver to MRVC its audited consolidated financial statements prior to the closing of the transaction. This amendment was unanimously approved by MRVC’s Board despite their knowledge that:

•

there were allegations of financial and accounting irregularities that called into question the reliability of Fiberxon’s consolidated financial statements for its fiscal years ended December 31, 2004 and 2005 raising serious concerns regarding Fiberxon’s financial and reporting processes;

•

in addition to the irregularities, Fiberxon’s independent auditors called into question the commitment of Fiberxon’s management to maintain reliable financial reporting systems, including accounting books and records, in conformity with accounting principles generally accepted in the United States and the People’s Republic of China;

•

in the view of Fiberxon’s auditors, these matters also raised doubt on the ability of Fiberxon’s existing management to provide its auditors the written representations required under auditing standards generally accepted in the United States; and

•

the suspension by the independent auditors of its audit of Fiberxon’s financial statements in June 2007 would likely have an adverse impact on the Company’s ability to obtain and file Fiberxon’s financial statement within the time allowed by, and in the form and content required by, the Commission’s rules thereby leading to:

•	MRVC not being eligible to use the Commission’s short-form registration statement on Form S-3 to register the issuance of its securities; and

•	the delisting of the Company’s common stock from the NASDAQ Stock Market and, as a result of the delisting, a default on the Company’s outstanding convertible notes.

Additionally, the Board was aware that if MRVC delayed filing with the Commission certain financial statements relating to the Fiberxon acquisition, as required by the Commission, this would put at risk the Company’s ability to use an effective registration statement to issue securities, thus handcuffing the Company’s ability to raise funds if it became necessary to do so. We believe this lack of regard that the Board showed for the stockholders of the Company highlights the incompetence of the Board and the management of the Company.

Failure to Hold an Annual Meeting

The Annual Meeting is the once-a-year event for all stockholders to voice their views and concerns. Despite the Company’s professed commitment to stockholder democracy and good corporate governance, the Company appears unable to take appropriate actions regarding governance.

On July 20, 2009, Spencer Capital Opportunity Fund, LP filed a lawsuit in Delaware pursuant to Section 211(c) of the Delaware General Corporation Law (“DGCL”) requesting that the Court of Chancery of the State of Delaware (the “Chancery Court”) order MRVC to hold its 2009 annual meeting of stockholders without delay and to grant other relief deemed appropriate by the Court. Under Delaware law, if a corporation fails to hold an annual meeting of stockholders or take action by written consent to elect directors for a period of 13 months, any stockholder may petition the Chancery Court to order that a meeting be held. MRVC has not held an annual meeting of stockholders since May 29, 2007 and accordingly has not met its obligations under Delaware law.

Pursuant to a Stipulated Order entered into in the Chancery Court dated August 7, 2009 (the “Order”), MRVC will hold its Annual Meeting on or before November 11, 2009. In the event that the Company’s Board or its outside auditor determines that the Company’s restatement of its financial statements is complete such that the Annual Meeting could be held at a date earlier than November 11, 2009, then the Company will hold the Annual Meeting not more than 40 days after this determination. In connection with our litigation to force the Company to hold its Annual Meeting, our Delaware counsel has corresponded with the Company’s Delaware counsel.

On July 27, 2009, Spencer Capital Opportunity Fund, LP delivered to the Company a demand letter (the "Demand") pursuant to Section 220 of the DGCL requesting a complete list of the Company’s stockholders and other corporate records in order to allow it to communicate with the Company’s stockholders in connection with the election of directors at the Annual Meeting, and any other matters as may properly come before the Annual Meeting. On August 24, 2009, Spencer Capital Opportunity Fund, LP and the Company entered into a confidentiality agreement whereby the Company agreed to make available to Spencer Capital Opportunity Fund, LP copies of certain documents responsive to the Demand. Our solicitor, Okapi Partners, has also contacted the Company to begin the process of reviewing records consistent with our Demand.

On August 28, 2009, the Company, through its Delaware counsel, inquired as to whether two of our Nominees would like to interview for two positions that might be added to the Board. By letter dated August 28, 2009, our Delaware counsel advised the Company that while we appreciated the offer to participate in the interview process, we would decline the invitation because of our interest in electing a full slate of new directors to the Board.

On September 25, 2009, the Company, through its Delaware counsel, informed us that the Record Date for the Annual Meeting would be September 28, 2009 and the Annual Meeting would be held on Wednesday, November 11, 2009 at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 at 3:00 P.M. Pacific Time.

Damage to Company’s Credibility

It seems clear to us that the crucial issue of the credibility of the Company’s Board and management has been identified both outside and inside the Company. We believe MRVC is at a crossroads. The Company is beset by problems arising out of actions taken by management and overseen by the Board. Moreover, these issues have diverted the Board and management from attending to the successful operation of the business. It is up to us, as MRVC’s stockholders, to send a clear and definite message to MRVC’s Board and management that meaningful change is needed. By voting for our Nominees, you will join us in sending that message to the current Board and help put MRVC back on the right course.

Dismal Share Price Performance

Last, but certainly not least, is MRVC’s ever-worsening stock price. Between January 1, 2005 and July 20, 2009, the date on which Spencer Capital Opportunity Fund, LP, filed a complaint requesting that the Chancery Court compel the Company to hold its Annual Meeting, MRVC’s stock price has fallen by 87.2%, from $3.67 to $0.47. We believe this is due to the perception of the investment community that this Board will destroy the Company’s remaining value.

An action plan to rebuild stockholder value is needed, and fast. Value Investors for Change proposes to take the following steps which we believe will return the Company to a positive track and serve the best interests of all of MRVC’s stockholders:

(1)	Restore confidence in the Board and management by:

•	appointing new independent, unbiased directors to the Board who are both expertly capable and determined to steer a new course for the Company; and

•	instituting corporate governance reforms, including applying a pay for performance compensation plan for management.

(2)	Create and implement a new corporate strategy by:

•	assessing the Company’s competitive prospects and strategic options for growth and profitability and implementing a new corporate strategy; and

•	enlisting the guidance of telecommunications industry executives to assist with this review and strategy.

(3)	Resolve the outstanding accounting, legal and regulatory issues by:

•	concluding the internal accounting review and taking appropriate steps to rectify this matter;

•	coming into full compliance with the rules of the Commission; and

•	engaging with plaintiffs in the various lawsuits against the Company to seek timely resolutions.

Value Investors for Change urges you to vote FOR the Funds’ proposal to elect our Nominees on the enclosed WHITE proxy card, thereby ending this disregard for stockholder interests. For too long, MRVC has operated without proper oversight by the Board and has hidden behind poor corporate governance policies that neither respect the interests of the Company’s stockholders nor provide meaningful Board accountability. Vote to elect a new slate of directors who are willing to stand up for the interests of all stockholders and work to maximize stockholder value.

PROPOSAL NO. 1

ELECTION OF THE NOMINEES TO THE BOARD

According to MRVC’s public filings, the Board is currently composed of eight directors. The Funds have nominated eight highly qualified Nominees who, if elected, could constitute the entire board of directors and will hold office until the expiration of their respective terms and until their successors have been elected and qualified. Our Nominees are committed to acting in the best interest of MRVC’s stockholders and will pursue their efforts diligently and promptly.

Background on the Nominees

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for at least the past five years of each of the Nominees. Each of our Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a Nominee. None of the entities referenced below is a parent or subsidiary of the Company.

Name	Age	Present Principal Occupation and Five Year Employment History
Mark Crockett Business Address: 4336 S. Wander, #100 Salt Lake City, UT 84124	44

Since August 2008, Mr. Crockett has served as a Managing Director of Vici Capital Partners LLC, an investment firm and performance improvement consultancy. From April 2004 to April 2008, Mr. Crockett served as a principal of NightWatch Capital, a private investment firm. In February through July 1999 and again from July 2001 to June 2003, Mr. Crockett served as Director of Client Services at EHS Partners, LLC, a performance improvement consultancy. From August 1999 to June 2002, Mr. Crockett was the Chief Executive Officer of Tax One, a retail financial services company. Mr. Crocket began his professional career in 1993 as a banking and securities lawyer at the law firm Latham & Watkins LLP and later worked as a Management Consultant at McKinsey & Company, a management consulting firm, from September 1994 to February 1999. Mr. Crockett currently serves on the board of directors of Compumed, Inc., a medical equipment and services company, and participates on the compensation and audit committees. He received a B.S. in Economics from Brigham Young University in 1989 and a J.D. from Stanford Law School in 1993.

Kiril Dobrovolsky Business Address: 180 Sonsome Street, Fl 11 San Francisco, CA 94104	41

Mr. Dobrovolsky is the principal of SFVentureLaw, PC, a law firm in San Francisco, California, in which capacity he has served since February 2008. Mr. Dobrovolsky practices as a corporate and securities law attorney and has extensive expertise in equity and debt offerings, mergers and acquisitions, licensing and partnering arrangements and commercial agreements. Prior to founding SFVentureLaw, Mr. Dobrovolsky was an associate for eight years from May 2001 to February 2008 at the San Francisco office of the law firm Orrick, Herrington & Sutcliffe, LLP, where he practiced corporate and securities law. Prior to this, Mr. Dobrovolsky was an associate at the law firm Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in Menlo Park, California from October 1997 to October 1999 where he also practiced corporate and securities law. Mr. Dobrovolsky received a B.A. from University of California at Berkeley and a J.D. from Stanford Law School.

Name	Age	Present Principal Occupation and Five Year Employment History
Christopher Downie Business Address: 66 Buena Vista Avenue Rumson, NJ 07706	40

Mr. Downie is currently the President and Chief Financial Officer of The Telx Group, Inc., in which capacities he has served since October 2007 after joining as Executive Vice President in June 2007. From April 2003 to October 2006, Mr. Downie worked for Motient Corporation, D/B/A Terrestar Corporation, where he served, at various times, as Vice President, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. From May 2002 to April 2003, Mr. Downie served as a financial consultant and Interim Chief Financial Officer for Communications Technology Advisors, LLC, a provider of corporate finance and operational management consulting primarily to communications and technology companies. From February 2000 to May 2002, Mr. Downie served as Senior Vice President and Chief Financial Officer of BroadStreet Communications, Inc. From August 1993 to February 2000, Mr. Downie worked for Daniels & Associates, L.P., an investment banking firm specializing in media and communications industries, where he served in his last position as Vice President. Mr. Downie has served on the board of directors of The Telx Group, Inc since June 2009. Mr. Downie received a B.A from Dartmouth College and holds an MBA from New York University Stern School of Business.

Charles Gillman Business Address: First Place Tower, 32nd Floor 15 East 5th Street Tulsa, OK 74103	39

In June 2002, Mr. Gillman founded Value Fund Advisors, LLC, an investment management firm that utilizes both a research-intensive investment process and a long-term investment strategy. He is currently its Chief Executive Officer. Since March 2001, Mr. Gillman has also provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for its family-related entities and affiliates. Prior to founding Value Fund Advisors, Mr. Gillman held a number of positions in the investment industry and developed an expertise in the analysis of companies going through dramatic corporate transitions. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Mr. Gillman serves on the board of directors of two publicly-traded companies, Littlefield, Corporation, where he has served since May 2008, and Compumed, Inc., where he has served since February 2008. Mr. Gillman received a B.S., Summa Cum Laude, from the Wharton School of the University of Pennsylvania and serves on the Board of the Penn Club of New York.

Name	Age	Present Principal Occupation and Five Year Employment History
Raul Martynek Business Address: 115 East Putnam Avenue Greenwich, CT 06830	43

Since May 2008, Mr. Martynek has served as a Senior Advisor to Plainfield Asset Management, a $4.0 billion hedge fund, advising on investment opportunities in the telecommunications sector and also works with portfolio companies on strategic and tactical initiatives. In this capacity, Mr. Martynek has been working as the Chief Restructuring Officer of Smart Telecom, a Dublin, Ireland based fiber competitive local exchange carrier, or CLEC, since January 2009. From November 2003 to July 2007, Mr. Martynek was President and Chief Executive Officer and served on the board of directors of InfoHighway Communications, a CLEC with $120.0 million in annual revenues operating in the Northeastern United States. From March 1998 to November 2003, Mr. Martynek was Chief Operating Officer of Eureka Networks, a telecommunications company, which acquired InfoHighway in August 2005. From December 1995 to March 1998, Mr. Martynek was an Executive Vice President of GGN, a non-facilities based telecommunications carrier that merged with Eureka Networks in 2000. Since leaving InfoHighway in July 2007, Mr. Martynek has served as a Board Advisor for a number of private telecommunications companies focused on the fiber infrastructure sector. Mr. Martynek also currently serves on the board of directors of Broadview Networks Holdings, Inc., where he has served since August 2007, and TowerCom Enterprises LLC, a wireless infrastructure company, where he has served since January 2009. Mr. Martynek received a B.A. in Political Science from SUNY-Binghamton and received a Masters in International Finance from Columbia University School of International and Public Affairs in 1992.

Michael J. McConnell Business Address: PO Box 6280 Newport Beach, CA 92658-6280	43

Mr. McConnell is currently the Chief Executive Officer of Collectors Universe, Inc., a third-party grading and authentication services company. From January 1995 to September 2008, Mr. McConnell was a Managing Director of Shamrock Capital Advisors, Inc., a privately-owned investment company of the Roy E. Disney family. Mr. McConnell served as a member of that firm’s Executive Committee. Prior to joining Shamrock in 1995, Mr. McConnell held various positions at PepsiCo August 1994 to December 1994), Merrill Lynch (June 1993 to August 1993) and Kidder Peabody (October 1989 to June 1991). Mr. McConnell currently serves on the board of Collectors Universe, Inc., where he has served since July 2007, and formerly served on the boards of Ansell Limited (October 2001 to November 2005), Nuplex Industries (December 2000 to March 2002), Force Corporation (March 1999 to May 2000), iPass Inc. (February 2007 to October 2008), Neo Technology Ventures (February 1999 to June 2004), Cosmoline Limited (March 1997 to May 1999) and Port-Link International (August 2000 to November 2005). Mr. McConnell also serves on the Board of Governors of Opportunity International, where he has served since August 2006, the La Canada Educational Foundation, where he has served since July 2005, and the Finance Committee of the La Canada

Name	Age	Present Principal Occupation and Five Year Employment History

Presbyterian Church, where he has served since September 2008. Mr. McConnell received a B.A. in economics from Harvard University and his MBA degree (with distinction—Shermet Scholar) from the Darden School of the University of Virginia.

Kenneth H. Shubin Stein, MD, CFA Business Address: 1995 Broadway Suite 1801 New York, NY 10023	39

Dr. Shubin Stein is the founder of Spencer Capital Management, LLC, an investment management firm that serves as the investment manager of Spencer Capital Opportunity Fund, LP and Spencer Capital Offshore Opportunity Fund, Ltd. Dr. Shubin Stein has served as the managing member of Spencer Capital Management since its founding in December 2002. Earlier, Dr. Shubin Stein was a portfolio manager at Promethean Investment Group LLC, an investment firm, from September 2001 to December 2002, and an Orthopedic Resident at Mount Sinai Hospital from July 2000 until August 2001. Dr. Shubin Stein served as a director on the Board of Celebrate Express, Inc. from August 2006 to August 2008. He is a graduate of the Albert Einstein College of Medicine and graduated from Columbia College with dual concentrations in Premedical Studies and Political Science. Dr. Shubin Stein holds the CFA designation. Since January 2008, Dr. Shubin Stein has been an adjunct associate professor of Finance and Economics at Columbia Business School.

Mark Stolper Business Address: 1510 Cotner Avenue Los Angeles, CA 90025	37

Mr. Stolper has served as the Chief Financial Officer of RadNet, Inc., a leading owner and operator of outpatient medical diagnostic imaging centers in the United States, since July 2004. From August 1998 to July 2004, Mr. Stolper was a partner and co-founder of Broadstream Capital Partners, LLC and a partner at West Coast Capital LLC, Los Angeles-based investment banking and private equity firms focusing on the middle market and emerging growth companies. From August 1997 to August 1998, Mr. Stolper served as the director of business development for Eastman Kodak Company’s Entertainment Imaging subsidiary. From July 1995 to July 1997, he served as a Vice President at Archon Capital Partners/Interactive Partners, a media and communications merchant banking vehicle. From June 1993 to July 1995, he was a member of the corporate finance group at Dillon, Read & Co. Inc., an investment bank, and its affiliated private equity group, Saratoga Partners, LP. Mr. Stolper currently serves as the Chairman of the board of directors of Compumed, Inc., where he has served since May 2007, and participates on the compensation and audit committees. He received a B.S. in Finance and B.A. in Social Economics & Public Policy from the Wharton School and the College of Arts and Sciences at the University of Pennsylvania.

Other information about our Nominees and Value Investors for Change

The Nominees will not receive any compensation from Value Investors for Change for their services as directors of MRVC other than the normal compensation that Dr. Shubin Stein receives from the Spencer Entities (as defined below) and Mr. Gillman receives from Value Fund Advisors,

LLC. In addition, our Nominees will agree not to accept any cash compensation for serving as directors from MRVC in the event they are elected to the Board. Spencer Capital Management, LLC, on behalf of the Spencer Entities, and Value Fund Advisors, LLC have entered into a letter agreement pursuant to which they agree to indemnify the Nominees and Mr. Whelan against claims arising from the solicitation of proxies from MRVC’s stockholders in connection with the Annual Meeting and any related transactions. Dr. Shubin Stein will be indemnified by the Spencer Entities for any claims arising from the solicitation of proxies from MRVC’s stockholders in connection with the Annual Meeting and any related transactions. Other than as stated herein, there are no arrangements or understandings between the other participants of Value Investors for Change and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of MRVC if elected as such at the Annual Meeting. Except as otherwise set forth herein, none of the Nominees or Mr. Whelan is a party adverse to MRVC or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

The Funds do not expect that the Nominees will be unable to stand for election. In the event that any Nominee is unable to serve or, for good cause, will not serve, the Funds may seek to replace such Nominee with a substitute nominee to the extent substitution is permissible under the Company’s Bylaws. In such case that the Funds are permitted to substitute a nominee, the Funds will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Only in such case will the Shares represented by the enclosed WHITE proxy card be voted for substitute nominees. In addition, the Funds reserve the right to challenge any action by MRVC that has, or if consummated would have, the effect of disqualifying the Nominees. The Funds reserve the right to nominate additional persons, to the extent this is not prohibited under the Company’s Bylaws or applicable law, if MRVC increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Funds that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

The Nominees are independent of the Company in accordance with the Commission and Nasdaq Stock Market rules on board independence and are citizens of the United States of America.

In particular, with respect to Mr. Gillman and Dr. Shubin Stein, who are either officers or employees of certain participants of Value Investors for Change, as more fully described herein under the section “ADDITIONAL INFORMATION,” we believe they nevertheless would be independent under the Commission and Nasdaq Stock Market rules following their election to the Board. Item 7(c) of Schedule 14A and corresponding Item 407(a)(1) of Regulation S-K specify that in cases where a company is listed on a national securities exchange, the company’s definition of independence that it uses for determining if a director is independent shall be the definition provided by the exchange on which its securities are listed. Prior to its delisting, MRVC was a Nasdaq listed company. An “Independent director,” as defined by Rule 5605(a)(2) of the Nasdaq Stock Market rules is “a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” Additionally:

(1)	The Nominees are not, and have not been at any time during the past three years, employed by the Company.

(2)

None of the Nominees or their Family Members (as such term is defined by Nasdaq Stock Market Rule 5605(a)(2)) has accepted any payments from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years.

(3)	None of the Nominees or their Family Members is, or has been, at any time in the past three years, employed by the Company as an executive officer.

(4)

None of the Nominees or their Family Members is or has been a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.

(5)

None of the Nominees or their Family Members is, or has been, employed as executive officers of any entity where at any time during the past three years any of the executive officers of the Company have served on the compensation committee of such entity.

(6)	None of the Nominees or their Family Members is, or has been, partners or employees of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

With respect to the eligibility of the Nominees to serve as members of the audit committee of the Board, Section 10A of the Exchange Act specifies that each member of the audit committee shall be a member of the Board and shall otherwise be independent. In order to be considered independent for serving on the audit committee of the Board for purposes of Section 10A, the members of the audit committee may not, other than in their capacity as a member of the audit committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Company or (ii) be an affiliated person of the Company or any subsidiary thereof. Accordingly, for the reasons stated above, we believe that Mr. Gillman, Dr. Shubin Stein and Mr. Stolper, if they are elected to the Board and nominated to the audit committee, will clearly satisfy the audit committee independence standards under Section 10A of the Exchange Act following their election to the Board.

Other than as disclosed in this Proxy Statement, available at the Commission’s website www.sec.gov, none of the participants of Value Investors for Change are, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of MRVC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Our Nominees understand that, if elected as directors of MRVC, each of them will have an obligation under Delaware law to discharge his duties as a director in good faith, consistent with his fiduciary duties to MRVC and its stockholders.

There can be no assurance that the actions our Nominees intend to take as described above will be implemented if they are elected or that the election of our Nominees will improve the Company’s business or otherwise enhance stockholder value.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR NOMINEES TO THE BOARD.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. We make no recommendation on how to vote with respect to ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. If you do not indicate on your WHITE proxy card how you wish to vote your Shares with respect to Proposal No. 2, the persons named as proxies will mark ABSTAIN on the proxy card with respect to your Shares on Proposal No. 2.

OTHER MATTERS

We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including, without limitation, nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this Proxy Statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

SOLICITATION OF PROXIES

Voting and Proxy Procedures

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, Value Investors for Change believes that the only outstanding class of securities of MRVC entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the proposal to elect our Nominees to the Board and, except as discussed below, in the discretion of the persons named as proxies, on all other matters as may properly come before the Annual Meeting. We make no recommendation with respect to Proposal No. 2, the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm. If you do not specify instructions for Proposal No. 2, the persons named as proxies will mark ABSTAIN on the proxy card with respect to your Shares on Proposal No. 2.

We are asking you to elect our Nominees to the Board. The participants of Value Investors for Change holding Shares intend to vote all of their Shares in favor of the election of our Nominees.

Quorum

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Pursuant to the Order, the Shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purposes of the Annual Meeting.

Proxies received but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of votes considered present at the meeting for purposes of a quorum but are not deemed to be votes cast.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary voting power with respect to our Proposal No. 1 in this Proxy Statement but they do have discretionary voting power with respect to our Proposal No. 2 in this Proxy Statement.

If you give instructions to abstain from voting, your Shares will not be counted as votes “For” any of the proposals. Abstentions are, however, considered to be Shares present for purposes of a quorum.

Votes Required for Approval

The director nominees receiving the greatest number of affirmative votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote, up to the number of directors to be elected, shall be elected to the Board. Votes withheld from any director will have no legal effect under Delaware law.

For the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and for each other item properly presented for a vote, the affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote on the item will be required for approval. Stockholders of record may appoint proxies to vote their Shares by signing, dating and mailing the WHITE proxy card in the envelope provided.

Discretionary Voting

For Proposal No. 1, Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote. With respect to Proposal No. 2, such Shares may be voted by such banks, brokers or nominees without specific instructions from the beneficial owners of such Shares.

If your Shares are held in the name of a custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the Annual Meeting.

If you need assistance, please contact our proxy solicitor, Okapi Partners LLC (“Okapi Partners”), toll-free at (877) 274-8654.

Revocation of Proxies

Stockholders of MRVC may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Value Investors for Change in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement or to the Company’s address at 20415 Nordhoff Street, Chatsworth, California 91311 or any other address provided by MRVC. Although a revocation is effective if delivered to Value Investors for Change, we request that either the original or photostatic copies of all revocations be mailed to Value Investors for Change in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement so that Value Investors for Change will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date. Additionally, Okapi Partners LLC may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the proposals described herein.

IF YOU WISH TO VOTE FOR THE PROPOSAL TO ELECT OUR NOMINEES TO THE BOARD AT THE TIME OF THE ANNUAL MEETING, TO VOTE IN THE MANNER YOU INDICATE ON THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO GRANT TO THE PERSON NAMED IN THE PROXIES TO VOTE IN THEIR DISCRETION ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE MAKE NO RECOMMENDATION WITH RESPECT TO PROPOSAL NO. 2.

Proxy Solicitation; Expenses

The solicitation of proxies pursuant to this Proxy Statement is being made by Value Investors for Change. Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitation may be made by the participants of Value Investors for Change, including our Nominees, employees of the members of Value Investors for Change and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

Spencer Capital Management, LLC and Value Fund Advisors, LLC have retained Okapi Partners LLC to solicit proxies on behalf of Value Investors for Change in connection with the Annual Meeting. Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Okapi Partners LLC will employ approximately 25 people in its efforts. Spencer Capital Management, LLC and Value Fund Advisors, LLC have agreed to reimburse Okapi Partners LLC for its reasonable expenses and to pay to Okapi Partners LLC a fee of up to $150,000. Okapi Partners will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.

The entire expense of our proxy solicitation, including the reasonable expenses incurred by our Nominees in connection with this solicitation, is being borne by Spencer Capital Management, LLC and Value Fund Advisors, LLC. If our Nominees are elected to the Board, we will seek reimbursement of such expenses from MRVC and will not submit such reimbursement to a vote of stockholders. In addition to the engagement of Okapi Partners LLC described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected not to exceed $400,000, of which approximately $38,000 has been paid to date.

ADDITIONAL INFORMATION

Certain Information Concerning the Participants in this Solicitation

The Nominees and each of the other members of Value Investors for Change are participants in this solicitation. The participants in this solicitation have had no discussions or other contact with the Company prior to the initiation of this proxy solicitation other than as disclosed herein.

Spencer Capital Offshore Opportunity Fund, Ltd. was named as a participant in previous filings regarding this solicitation. The fund was removed as a participant after it sold its 44,793 Shares as part of a portfolio rebalancing whereby Spencer Capital Opportunity Fund, LP then purchased 44,793 Shares. Spencer Capital Offshore Opportunity Fund, Ltd. will not be participating in this solicitation as a result of the portfolio rebalancing.

Boston Avenue Capital, LLC “BAC”) directly owns 1,811,457 Shares.

Spencer Capital Opportunity Fund, LP directly owns 126,403 Shares.

Mr. Whelan is the beneficial owner of 44,225 Shares he holds through a brokerage account. He was Vice President for Business Development of Xyplex Inc., a telecommunications company and predecessor firm to the Company, from April 1989 to November 1996. Since September 2006, Mr. Whelan has served as the President of Alpha1Watch LLC, an investment research firm he founded. From October 2001 until he founded Alpha1Watch, Mr. Whelan was a partner at BlueFin Research Partners Inc., an institutional investment research firm he co-founded. During his time at both Alpha1Watch and BlueFin Research Partners, Mr. Whelan provided research on the Company to institutional investors and has discussed his research with various employees of the Company from time to time. If our Nominees are elected to the Board at the Annual Meeting, it is expected that Mr. Whelan will enter into an agreement with the Company to provide consulting services such as assisting with transitional, operations and business planning, and providing expertise in domestic and international channels, strategic alliances, sales and marketing planning, development and implementation, all with a focus on providing value to stockholders. If Mr. Whelan enters into an agreement with the Company, it is expected that he will receive customary compensation for these types of services. Mr. Whelan has consented to be named in this Proxy Statement.

Mr. Gillman is the sole portfolio manager for each of BAC and Yorktown Avenue Capital, LLC (“YAC”) pursuant to an employment agreement with Nadel and Gussman, LLC (“NG”), a management company that employs personnel for its family-related entities and affiliates, including BAC and YAC. Mr. Gillman receives an annual salary and benefits from NG, and is eligible for an annual performance bonus. The performance bonus paid by NG is an amount equal to a certain percentage of the annual net increase in net worth of assets held by BAC and YAC, and is reimbursed to NG from BAC and YAC. Additionally, expenses incurred by Mr. Gillman and/or Value Fund Advisors, LLC, an investment management firm Mr. Gillman founded and manages, are paid or reimbursed in an amount up to a certain percentage of the value of the securities in portfolios managed by Mr. Gillman. Mr. Gillman does not own any Shares directly.

Spencer Capital Management, LLC (“Spencer Capital Management”), an investment management firm for Spencer Capital Opportunity Fund, LP, may be deemed to be the beneficial owner of the 126,403 Shares owned by Spencer Capital Opportunity Fund, LP. Spencer Capital Management does not own any Shares directly.

Spencer Capital Partners, LLC, as the general partner of Spencer Capital Opportunity Fund, LP may be deemed to be the beneficial owner of the 126,403 Shares owned by Spencer Capital Opportunity Fund, LP. Spencer Capital Partners, LLC, does not own any Shares directly.

Dr. Shubin Stein, as managing member of Spencer Capital Partners, LLC, and as portfolio manager of Spencer Capital Management, has the right to vote the investments held by Spencer Capital Opportunity Fund, LP and may be deemed to be the beneficial owner of the 126,403 Shares owned by Spencer Capital Opportunity Fund, LP. Dr. Shubin Stein does not own any Shares directly.

Mark Crockett does not own any Shares directly or indirectly.

Kiril Dobrovolsky does not own any Shares directly or indirectly.

Christopher Downie, does not own any Shares directly or indirectly.

Raul Martynek, does not own any Shares directly or indirectly.

Michael McConnell does not own any Shares directly or indirectly.

Mark Stolper does not own any Shares directly or indirectly.

Value Fund Advisors, LLC does not own any Shares directly or indirectly.

YAC does not own any Shares directly or indirectly.

Spencer Capital Partners, LLC, Spencer Capital Management and Spencer Capital Opportunity Fund, LP comprise the “Spencer Entities.”

For information regarding purchases and sales of securities of MRVC during the past two years by members of Value Investors for Change, see Schedule I.

No Nominee is involved in any material pending legal proceedings with respect to the Company. Except for what is set forth above, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of our Nominees currently hold any position or office with the Company or has ever served previously as a director of the Company.

Value Investors for Change reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities and Exchange Act of 1934, as amended.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the participant in this solicitation, none of the events enumerated in Item 401(f)(1)-(6) of Regulation
S-K of the Exchange Act occurred during the past five years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the best of our knowledge, based solely on a review of the copies of such reports filed with the Commission, no persons subject to Section 16 failed to timely file reports required by Section 16(a) during the most recent fiscal year or prior fiscal years.

Advance Notice Requirements for Stockholder Proposals

To be included in MRVC’s proxy statement, if one is filed, or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to MRVC in addition to complying with certain rules and regulations promulgated by the Commission.

A stockholder may wish to have a proposal presented at the Annual Meeting but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to the bylaws of the Company, the order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

The information concerning MRVC contained in this Proxy Statement and Schedule II has been taken from, or is based upon, publicly available information. We have not independently verified the accuracy or completeness of such information.

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

BOSTON AVENUE CAPITAL, LLC
SPENCER CAPITAL OPPORTUNITY FUND, LP

October 7, 2009

SCHEDULE I

TRANSACTIONS IN EACH CLASS OF SECURITIES OF MRV COMMUNICATIONS, INC.
DURING THE PAST TWO YEARS

EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES WERE
MADE IN THE OPEN MARKET

Spencer Capital Opportunity Fund, LP

Shares of Common Stock Purchased/(Sold)	Price Per Share ($)	Date of Purchase
1,000	$0.4350	July 9, 2009
78,050	$0.4900	July 24, 2009
2,560	$0.4900	July 27, 2009
44,793	$0.9700	September 30, 2009

Boston Avenue Capital, LLC

Shares of Common Stock Purchased/(Sold)	Price Per Share ($)	Date of Purchase
191,000	$0.4295	July 8, 2009
175,000	$0.4371	July 9, 2009
36,048	$0.4500	July 10, 2009
40,485	$0.4500	July 13, 2009
95,000	$0.4595	July 14, 2009
246,643	$0.4523	July 15, 2009
74,759	$0.4713	July 16, 2009
708,073	$0.4700	July 17, 2009
24,000	$0.4700	July 20, 2009
29,395	$0.4700	July 21, 2009
33,554	$0.4711	July 22, 2009
152,500	$0.4900	July 24, 2009
5,000	$0.4900	July 27, 2009

Jack Whelan

Shares of Common Stock Purchased/(Sold)	Price Per Share ($)	Date of Purchase
7,000	$0.42	July 8, 2009
300	$0.66	August 24, 2009
5,000	$0.665	August 24, 2009

SCHEDULE II

The following table is compiled from stockholder disclosures of ownership of the Company’s common stock filed with the Commission on Schedule 13D and Schedule 13G as of October 6, 2009 as well as the
Company’s preliminary proxy statement filed with the Commission on a Schedule 14A on October 6, 2009.

PRINCIPAL STOCKHOLDERS

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Stockholders
Wells Fargo and Company(3)	23,016,048	14.5%
MFC Global Investment Management (U.S.), LLC(4)	9,759,043	6.1%
Sun Life Financial Inc.(5)	9,325,516	5.9%
RBF Capital, LLC(6)	8,747,192	5.5%
Prescott Group Capital Management, LLC(7)	8,352,108	5.3%
Named Executive Officers(8)
Noam Lotan(9)	1,876,716	1.2%
Shlomo Margalit(10)	3,260,660	2.1%
Near Margalit(11)	472,000	*
Guy Avidan(11)	248,125	*
Chris King(11)	12,500	*
Directors(8)
Baruch Fischer(11)	248,000	*
Harold Furchtgott-Roth(11)	85,000	*
Joan Herman(11)	0	*
Guenter Jaensch(11)	165,750	*
Michael E. Keane(11)	0	*
Igal Shidlovsky(11)	215,900	*
Daniel Tsui(11)	258,215	*

All Current Directors and Current Named Executive Officers as a Group	6,842,866	4.3%

*	Less than 1%

(1)

Under the rules of the Securities and Exchange Commission (the “Commission”), a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(2)	Ownership percentages are calculated on the basis of 158,960,218 Shares outstanding on September 28, 2009 as disclosed by the Company.

(3)	As disclosed on a Schedule 13G filed with the Commission on April 30, 2009 by Wells Fargo and Company.

(4)

As disclosed on a Schedule 13G filed with the Commission on February 10, 2009 by Manulife Financial Corporation. MFC Global Investment Management (U.S.), LLC has the sole power to vote or direct the vote of, or dispose or direct the disposition of 9,759,043 Shares. MFC Global Investment Management (U.S.), LLC is the wholly-owned subsidiary of Manulife Financial Corporation. Through this parent-subsidiary relationship with MFC Global Investment Management (U.S.), LLC, Manulife Financial Corporation may be deemed to have beneficial ownership of these same Shares.

(5)	As disclosed on a Schedule 13G filed with the Commission on July 18, 2008 by Sun Life Financial Inc.

(6)	As disclosed on a Schedule 13G filed with the Commission on July 7, 2009 by RBF Capital, LLC.

(7)	As disclosed on a Schedule 13D filed with the Commission on July 13, 2009 by Prescott Group Capital Management, LLC.

(8)

As disclosed in the Company’s preliminary proxy statement filed with the Commission on a Schedule 14A on October 2, 2009, each holder has sole voting and investment power with respect to these Shares, subject to applicable community property laws and except as set forth below. Includes Shares subject to stock options which are, or will become, exercisable within 60 days of September 28, 2009, as follows: Mr. Lotan, 398,250 Shares; Mr. Avidan, 248,125 Shares; Mr. Near Margalit, 472,000 Shares; Mr. King, 12,500 Shares; Mr. Fischer, 248,000 Shares; Mr. Furchtgott-Roth, 85,000 Shares; Mr. Jaensch, 165,750 Shares; Mr. Shidlovsky, 207,300 Shares; and Mr. Tsui, 258,000 Shares.

(9)

As disclosed in the Company’s preliminary proxy statement filed with the Commission on a Schedule 14A on October 2, 2009. Total Shares owned includes 1,057,426 Shares held by the Noam Lotan and Sherry W. Lotan Revocable 1995 Trust, and 105,260 Shares to trusts in the names of each of Mr. Lotan’s four children.

(10)

As disclosed in the Company’s preliminary proxy statement filed with the Commission on a Schedule 14A on October 2, 2009. Total Shares owned include 1,500,000 Shares held by Margalit L.P. in which Mr. Shlomo Margalit is a partner.

(11)	As disclosed in the Company’s preliminary proxy statement filed with the Commission on a Schedule 14A on October 2, 2009.

IMPORTANT

Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.

If your Shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Value Investors for Change in care of Okapi Partners LLC (“Okapi Partners”), a proxy solicitation firm that we have engaged to solicit proxies for the Annual Meeting, in the enclosed postage-paid envelope provided today.

2.

If you have previously signed and returned a proxy card to MRVC, you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to MRVC by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Okapi Partners, or by voting in person at the Annual Meeting.

3.

If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

4.	After signing and dating the enclosed WHITE proxy card, do not sign or return any proxy card sent to you by MRVC, even as a sign of protest, because only your latest dated proxy card will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor.

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

WHITE PROXY CARD

MRV COMMUNICATIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
VALUE INVESTORS FOR CHANGE

THE BOARD OF DIRECTORS OF MRV COMMUNICATIONS, INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

          The undersigned appoints Charles M. Gillman and Dr. Kenneth Shubin Stein, and each of them, proxies and agents with full power of substitution to vote all shares of common stock of MRV Communications, Inc. (the “Company”) which the undersigned owned and would be entitled to vote if personally present at the 2009 annual meeting of stockholders scheduled to be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Wednesday, November 11, 2009, at 3:00 P.M. Pacific Time (the “Annual Meeting”).

          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies and agents or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Boston Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP (the “Funds”) and the other participants in this solicitation (collectively, “Value Investors for Change”) a reasonable time before this Solicitation.

          IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 1 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 2 ON THE REVERSE SIDE, THIS PROXY WILL BE MARKED “ABSTAIN” FOR PROPOSAL NO. 2.

          This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Funds’, on behalf of Value Investors for Change, solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

VALUE INVESTORS FOR CHANGE RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 LISTED BELOW

[X] Please mark vote as in this example

(1) The Funds’ proposal to elect its slate of director nominees to the Company’s Board of Directors.

NOMINEES	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

	[ ]	[ ]	[ ]

(a) Mr. Mark Crockett			________________

(b) Mr. Kiril Dobrovolsky			________________

(c) Mr. Christopher Downie			________________

(d) Mr. Charles Gillman			________________

(e) Mr. Raul Martynek			________________

(f) Mr. Michael McConnell			________________

(g) Dr. Kenneth H. Shubin Stein			________________

(h) Mr. Mark Stolper			________________

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

To vote in their discretion on all other matters as may properly come before the Annual Meeting, including any matters incidental to the conduct of the Annual Meeting.

THE FUNDS INTEND TO USE THIS PROXY TO VOTE “FOR” MESSRS. CROCKETT, DOBROVOLSKY, DOWNIE, GILLMAN, MARTYNEK, MCCONNELL, SHUBIN STEIN AND STOLPER. THE NAMES, BACKGROUNDS AND QUALIFICATIONS OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY, AND ANY OTHER INFORMATION ABOUT THEM, CAN BE FOUND IN THE COMPANY’S PROXY STATEMENT. THE FUNDS MAKE NO RECOMMENDATION WITH RESPECT TO PROPOSAL NO. 2.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT NOMINEE(S)” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

DATED:

(Signature)

(Signature, if held jointly)

(Title)

          WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.